Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)
                                                           Six Months Ended
                                                               June 30,
                                                         1995           1994
Consolidated operations:
 Income before income tax expense and dividends on
   preferred securities .............................   $ 556         $ 500
 Fixed charges deducted from income
   Interest expense .................................     339           246
   Implicit interest in rents .......................       9             8
       Total fixed charges deducted from income .....     348           254
         Earnings available for fixed charges........   $ 904         $ 754
 Fixed charges per above ............................   $ 348         $ 254
 Capitalized interest relating to real estate
   operations .......................................       9             8
   Total fixed charges ..............................     357           262
   Dividends on preferred securities ................       3             -
         Total fixed charges and dividends on
           preferred securities .....................   $ 360         $ 262
         Ratio of earnings to fixed charges .........    2.5X          2.9X
         Ratio of earnings to combined fixed charges
           and preferred stock dividends ............    2.5X          2.9X

Consolidated operations, corporate fixed charges
   and preferred stock dividends only:
 Income before income tax expense and dividends on
   preferred securities .............................   $ 556         $ 500
 Corporate fixed charges deducted from income
   Corporate interest expense .......................      94            60
         Earnings available for fixed charges .......   $ 650         $ 560
 Total corporate fixed charges per above ............   $  94         $  60
 Capitalized interest related to real estate
   operations .......................................       9             8
   Total fixed charges ..............................     103            68
   Dividends on preferred securities ................       3             -
         Total fixed charges and dividends on
           preferred securities .....................   $ 106         $  68
         Ratio of earnings to corporate fixed charges    6.3X          8.2X
         Ratio of earnings to combined corporate
           fixed charges and preferred stock dividends   6.1X          8.2X

American General Finance, Inc.:
 Income before income tax expense ...................   $ 195         $ 184
 Fixed charges deducted from income
   Interest expense .................................     255           193
   Implicit interest in rents .......................       6             5
       Total fixed charges ..........................     261           198
         Earnings available for fixed charges .......   $ 456         $ 382
         Ratio of earnings to fixed charges .........    1.7X          1.9X

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Quarter Ended June 30,
                                                         1995            1994
Consolidated operations:
 Income before income tax expense and dividends on
   preferred securities .............................   $ 284         $ 247
 Fixed charges deducted from income
   Interest expense..................................     174           126
   Implicit interest in rents .......................       5             4
       Total fixed charges deducted from income .....     179           130
         Earnings available for fixed charges........   $ 463         $ 377
 Fixed charges per above ............................   $ 179         $ 130
 Capitalized interest relating to real estate
   operations .......................................       4             4
   Total fixed charges ..............................     183           134
   Dividends on preferred securities ................       3             -
         Total fixed charges and dividends on
           preferred securities .....................   $ 186         $ 134
         Ratio of earnings to fixed charges .........    2.5X          2.8X
         Ratio of earnings to combined fixed charges
           and preferred stock dividends ............    2.5X          2.8X

Consolidated operations, corporate fixed charges
   and preferred stock dividends only:
 Income before income tax expense and dividends on
   preferred securities .............................   $ 283         $ 246
 Corporate fixed charges deducted from income
   Corporate interest expense .......................      52            30
         Earnings available for fixed charges .......   $ 335         $ 276
 Total corporate fixed charges per above ............   $  52         $  30
 Capitalized interest relating to real estate
   operations .......................................       4             4
   Total fixed charges ..............................      56            34
   Dividends on preferred securities ................       3             -
         Total fixed charges and dividends on
           preferred securities .....................   $  59         $  34
         Ratio of earnings to corporate fixed charges    6.0X          8.2X
         Ratio of earnings to combined corporate
           fixed charges and preferred stock dividends   5.7X          8.2X

American General Finance, Inc.:
 Income before income tax expense ...................   $  99         $  98
 Fixed charges deducted from income
   Interest expense .................................     130           100
   Implicit interest in rents .......................       3             2
       Total fixed charges ..........................     133           102
         Earnings available for fixed charges .......   $ 232         $ 200
         Ratio of earnings to fixed charges .........    1.7X          2.0X